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                                 EXHIBIT 23.3
                                 ------------

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Santa Anita Realty Enterprise, Inc.

     and

Santa Anita Operating Company:

We consent to incorporation by reference in the Joint Registration Statement (No. 2-95228) on Form S-8, as amended through Post-Effective Amendment No. 3 and Registration Statement on Form S-8 (No. 33-51843) and in the Prospectus, related thereto, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 11, 1994, related to the consolidated balance sheet of H-T Associates and subsidiary as of December 31, 1993, and the related consolidated statements of operations, partners' capital and cash flows for the year ended, which report appears in the December 31, 1993 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.


                                                               KPMG PEAT MARWICK



San Diego, California
March 28, 1994